Marsh McLennan 1166 Avenue of the Americas New York, New York 10036-2774 212 345 5000 www.marshmclennan.com

NEWS RELEASE	Exhibit 99.1

MARSH McLENNAN REPORTS FOURTH QUARTER AND FULL-YEAR 2023 RESULTS
Full-Year Revenue Growth of 10%; Underlying Revenue Growth of 9%
Full-Year GAAP Operating Income Increases 23%; Adjusted Operating Income Increases 17%
Full-Year GAAP EPS of $7.53; Adjusted EPS Increases 17% to $7.99
Fourth Quarter GAAP EPS of $1.52; Adjusted EPS Increases 14% to $1.68

NEW YORK, January 25, 2024 – Marsh McLennan (NYSE: MMC), the world’s leading professional services firm in the areas of risk, strategy and people, today reported financial results for the fourth quarter and year ended December 31, 2023.
John Doyle, President and CEO, said: "Our fourth quarter results highlight a strong finish to another outstanding year for Marsh McLennan. For the full year, we generated 9% underlying revenue growth, 17% adjusted EPS growth and 130 basis points of margin expansion, marking our 16th consecutive year of reported margin expansion. In addition, we continued to make substantial organic and inorganic investments in our business with significant acquisition activity in 2023."
"Our results and investments have us well positioned for 2024 as we remain focused on supporting our clients and helping them thrive."
Consolidated Results
Consolidated revenue in the fourth quarter of 2023 was $5.6 billion, an increase of 11% compared with the fourth quarter of 2022, or an increase of 7% on an underlying basis. Operating income was $1.1 billion. Adjusted operating income, which excludes noteworthy items as presented in the attached supplemental schedules, rose 16% to $1.2 billion. Net income attributable to the Company was $756 million. Earnings per share increased 63% to $1.52. Adjusted earnings per share increased 14% to $1.68.

For the full year 2023, revenue was $22.7 billion, an increase of 10% compared with 2022, or 9% on an underlying basis. Operating income was $5.3 billion, and adjusted operating income rose 17% to $5.6 billion. Net income attributable to the Company was $3.8 billion. Earnings per share increased 25% to $7.53. Adjusted earnings per share increased 17% to $7.99.
Risk & Insurance Services
Risk & Insurance Services revenue was $3.3 billion in the fourth quarter of 2023, an increase of 11%, or 8% on an underlying basis. Operating income was $753 million, compared with $472 million in the fourth quarter of 2022. Adjusted operating income increased 15% to $791 million. For the year 2023, revenue was $14.1 billion, an increase of 11% on both a GAAP and an underlying basis. Operating income was $3.9 billion. Adjusted operating income rose 17% to $4.1 billion.
Marsh's revenue in the fourth quarter of 2023 was $2.9 billion, an increase of 7%, or 6% on an underlying basis. In U.S./Canada, underlying revenue rose 5%. International operations produced underlying revenue growth of 7%, reflecting 11% in Latin America, 10% in Asia Pacific, and 5% in EMEA. For the year 2023, Marsh’s revenue growth was 8% on both a GAAP and underlying basis.
Guy Carpenter's fourth quarter revenue was $252 million, an increase of 48%, or 9% on an underlying basis. For the year 2023, Guy Carpenter’s revenue grew 12% compared to a year ago, or 10% on an underlying basis.
Consulting
Consulting revenue was $2.3 billion in the fourth quarter of 2023, an increase of 10%, or 7% on an underlying basis. Operating income increased 32% to $443 million, compared with $336 million in the fourth quarter of 2022. Adjusted operating income was $480 million, an increase of 18% compared with $407 million in the fourth quarter of 2022. For the year 2023, revenue was $8.7 billion, an increase of 7% on both a GAAP and underlying basis. Operating income was $1.7 billion. Adjusted operating income increased 13% to $1.7 billion.
Mercer’s revenue was $1.4 billion in the fourth quarter of 2023, an increase of 9%, or 5% on an underlying basis. Wealth revenue of $654 million increased 4% on an underlying basis. Health revenue of $502 million increased 9% on an underlying basis. Career revenue of $288 million increased 1% on an underlying basis. For the year 2023, Mercer’s revenue increased 5%, or 7% on an underlying basis.
Oliver Wyman’s revenue was $856 million in the fourth quarter of 2023, an increase of 9% on an underlying basis. For the year 2023, Oliver Wyman’s revenue was $3.1 billion, an increase of 8% on an underlying basis.

Other Items
The Company repurchased 1.3 million shares of stock for $250 million in the fourth quarter. For the year 2023, the Company repurchased 6.4 million shares for $1.15 billion.
On October 16, 2023, the Company repaid $250 million of senior notes that matured.
In November, Marsh completed the acquisition of Honan Insurance Group, a leading insurance broker in Australia and New Zealand.
Conference Call
A conference call to discuss fourth quarter 2023 results will be held today at 8:30 a.m. Eastern time. The live audio webcast may be accessed at marshmclennan.com. A replay of the webcast will be available approximately two hours after the event. The webcast is listen-only. Those interested in participating in the question-and-answer session may register here to receive the dial-in numbers and unique PIN to access the call.
About Marsh McLennan
Marsh McLennan (NYSE: MMC) is the world’s leading professional services firm in the areas of risk, strategy and people. The Company’s more than 85,000 colleagues advise clients in over 130 countries. With annual revenue of $23 billion, Marsh McLennan helps clients navigate an increasingly dynamic and complex environment through four market-leading businesses. Marsh provides data-driven risk advisory services and insurance solutions to commercial and consumer clients. Guy Carpenter develops advanced risk, reinsurance and capital strategies that help clients grow profitably and pursue emerging opportunities. Mercer delivers advice and technology-driven solutions that help organizations redefine the world of work, reshape retirement and investment outcomes, and unlock health and well being for a changing workforce. Oliver Wyman serves as a critical strategic, economic and brand advisor to private sector and governmental clients. For more information, visit marshmclennan.com, or follow us on LinkedIn and X.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS
This press release contains "forward-looking statements," as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management's current views concerning future events or results, use words like "anticipate," "assume," "believe," "continue," "estimate," "expect," "intend," "plan," "project" and similar terms, and future or conditional tense verbs like "could," "may," "might," "should," "will" and "would".
Forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from those expressed or implied in our forward-looking statements. Factors that could materially affect our future results include, among other things:
•the impact of geopolitical or macroeconomic conditions on us, our clients and the countries and industries in which we operate, including from multiple major wars, escalating conflict throughout the Middle East and rising tension in the South China Sea, slower GDP growth or recession, lower interest rates, capital markets volatility and inflation;
•the impact from lawsuits or investigations arising from errors and omissions, breaches of fiduciary duty or other claims against us in our capacity as a broker or investment advisor, including claims related to our investment business’ ability to execute timely trades;
•the increasing prevalence of ransomware, supply chain and other forms of cyber attacks, and their potential to disrupt our operations, or the operations of our third party vendors, and result in the disclosure of confidential client or company information;
•the financial and operational impact of complying with laws and regulations, including domestic and international sanctions regimes, anti-corruption laws such as the U.S. Foreign Corrupt Practices Act, U.K. Anti Bribery Act and cybersecurity, data privacy and artificial intelligence regulations;
•our ability to attract, retain and develop industry leading talent;
•our ability to compete effectively and adapt to competitive pressures in each of our businesses, including from disintermediation as well as technological change, digital disruption and other types of innovation such as artificial intelligence;
•our ability to manage potential conflicts of interest, including where our services to a client conflict, or are perceived to conflict, with the interests of another client or our own interests;
•the impact of changes in tax laws, guidance and interpretations, such as the implementation of the Organization for Economic Cooperation and Development international tax framework, or the increasing number of disagreements with and challenges by tax authorities in the current global tax environment; and
•the regulatory, contractual and reputational risks that arise based on insurance placement activities and insurer revenue streams.
The factors identified above are not exhaustive. Marsh McLennan and its subsidiaries (collectively, the "Company") operate in a dynamic business environment in which new risks emerge frequently. Accordingly, we caution readers not to place undue reliance on any forward-looking statements, which are based only on information currently available to us and speak only as of the dates on which they are made. The Company undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date on which it is made.
Further information concerning Marsh McLennan and its businesses, including information about factors that could materially affect our results of operations and financial condition, is contained in the Company's filings with the Securities and Exchange Commission, including the "Risk Factors" section and the "Management’s Discussion and Analysis of Financial Condition and Results of Operations" section of our most recently filed Annual Report on Form 10-K.

Marsh & McLennan Companies, Inc.
Consolidated Statements of Income
(In millions, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Revenue	$5,554	$5,022	$22,736	$20,720
Expense:
Compensation and benefits	3,268	3,038	13,099	12,071
Other operating expenses	1,183	1,304	4,355	4,369
Operating expenses	4,451	4,342	17,454	16,440
Operating income	1,103	680	5,282	4,280
Other net benefit credits	59	57	239	235
Interest income	38	9	78	15
Interest expense	(151)	(127)	(578)	(469)
Investment (loss) income	(1)	(6)	5	21
Income before income taxes	1,048	613	5,026	4,082
Income tax expense	283	142	1,224	995
Net income before non-controlling interests	765	471	3,802	3,087
Less: Net income attributable to non-controlling interests	9	5	46	37
Net income attributable to the Company	$756	$466	$3,756	$3,050
Net income per share attributable to the Company:
- Basic	$1.53	$0.94	$7.60	$6.11
- Diluted	$1.52	$0.93	$7.53	$6.04
Average number of shares outstanding:
- Basic	493	496	494	499
- Diluted	498	501	499	505
Shares outstanding at December 31	492	495	492	495

Marsh & McLennan Companies, Inc.
Supplemental Information - Revenue Analysis
Three Months Ended December 31
(Millions) (Unaudited)
The Company advises clients in over 130 countries. As a result, foreign exchange rate movements may impact period over period comparisons of revenue. Similarly, certain other items such as acquisitions and dispositions, including transfers among businesses, may impact period over period comparisons of revenue. Non-GAAP underlying revenue measures the change in revenue from one period to the next by isolating these impacts.

				Components of Revenue Change*
	Three Months Ended December 31,		% Change GAAP Revenue*	Currency Impact	Acquisitions/ Dispositions/ Other Impact**	Non-GAAP Underlying Revenue
	2023	2022
Risk and Insurance Services
Marsh	$2,896	$2,711	7%	—	1%	6%
Guy Carpenter (a)	252	171	48%	2%	36%	9%
Subtotal	3,148	2,882	9%	1%	3%	6%
Fiduciary Interest Income	123	63
Total Risk and Insurance Services	3,271	2,945	11%	1%	3%	8%
Consulting
Mercer	1,444	1,329	9%	2%	2%	5%
Oliver Wyman Group	856	765	12%	2%	1%	9%
Total Consulting	2,300	2,094	10%	2%	2%	7%
Corporate Eliminations	(17)	(17)
Total Revenue	$5,554	$5,022	11%	1%	2%	7%
Revenue Details
The following table provides more detailed revenue information for certain of the components presented above:

				Components of Revenue Change*
	Three Months Ended December 31,		% Change GAAP Revenue*	Currency Impact	Acquisitions/ Dispositions/ Other Impact**	Non-GAAP Underlying Revenue
	2023	2022
Marsh:
EMEA (b)	$780	$733	6%	3%	(1)%	5%
Asia Pacific (b)	315	288	9%	(1)%	—	10%
Latin America	173	162	7%	(4)%	—	11%
Total International	1,268	1,183	7%	1%	(1)%	7%
U.S./Canada	1,628	1,528	7%	—	2%	5%
Total Marsh	$2,896	$2,711	7%	—	1%	6%
Mercer:
Wealth	$654	$591	10%	2%	4%	4%
Health	502	455	10%	1%	—	9%
Career	288	283	2%	1%	—	1%
Total Mercer	$1,444	$1,329	9%	2%	2%	5%

(a)Acquisitions, dispositions and other in 2023 includes a gain from a legal settlement with a competitor, excluding legal fees.
(b)In the first quarter of 2023, the Company began reporting the Marsh India operations in EMEA. Prior year results for India have been reclassified from Asia Pacific to EMEA for comparative purposes.

* Rounded to whole percentages. Components of revenue may not add due to rounding.
** Acquisitions, dispositions, and other includes the impact of current and prior year items excluded from the calculation of non-GAAP underlying revenue for comparability purposes. Details on these items are provided in the reconciliation of non-GAAP revenue to GAAP revenue tables included in this release.

Marsh & McLennan Companies, Inc.
Supplemental Information - Revenue Analysis
Twelve Months Ended December 31
(Millions) (Unaudited)
The Company advises clients in over 130 countries. As a result, foreign exchange rate movements may impact period over period comparisons of revenue. Similarly, certain other items such as acquisitions and dispositions, including transfers among businesses, may impact period over period comparisons of revenue. Non-GAAP underlying revenue measures the change in revenue from one period to the next by isolating these impacts.

				Components of Revenue Change*
	Twelve Months Ended December 31,		% Change GAAP Revenue*	Currency Impact	Acquisitions/ Dispositions/ Other Impact**	Non-GAAP Underlying Revenue
	2023	2022
Risk and Insurance Services
Marsh	$11,378	$10,505	8%	(1)%	1%	8%
Guy Carpenter (a)	2,258	2,020	12%	(1)%	3%	10%
Subtotal	13,636	12,525	9%	(1)%	1%	8%
Fiduciary Interest Income	453	120
Total Risk and Insurance Services	14,089	12,645	11%	(1)%	1%	11%
Consulting
Mercer	5,587	5,345	5%	—	(1)%	7%
Oliver Wyman Group	3,122	2,794	12%	1%	3%	8%
Total Consulting	8,709	8,139	7%	—	—	7%
Corporate Eliminations	(62)	(64)
Total Revenue	$22,736	$20,720	10%	—	1%	9%
Revenue Details
The following table provides more detailed revenue information for certain of the components presented above:

				Components of Revenue Change*
	Twelve Months Ended December 31,		% Change GAAP Revenue*	Currency Impact	Acquisitions/ Dispositions/ Other Impact**	Non-GAAP Underlying Revenue
	2023	2022
Marsh:
EMEA (b)	$3,262	$2,997	9%	—	—	9%
Asia Pacific (b)	1,295	1,215	7%	(3)%	—	9%
Latin America	559	502	11%	(1)%	—	13%
Total International	5,116	4,714	9%	(1)%	—	9%
U.S./Canada	6,262	5,791	8%	—	2%	7%
Total Marsh	$11,378	$10,505	8%	(1)%	1%	8%
Mercer:
Wealth	$2,507	$2,366	6%	—	2%	4%
Health	2,061	2,017	2%	—	(7)%	10%
Career	1,019	962	6%	(1)%	1%	6%
Total Mercer	$5,587	$5,345	5%	—	(1)%	7%

(a)Acquisitions, dispositions and other in 2023 includes a gain from a legal settlement with a competitor, excluding legal fees.
(b)In the first quarter of 2023, the Company began reporting the Marsh India operations in EMEA. Prior year results for India have been reclassified from Asia Pacific to EMEA for comparative purposes.

* Rounded to whole percentages. Components of revenue may not add due to rounding.
** Acquisitions, dispositions, and other includes the impact of current and prior year items excluded from the calculation of non-GAAP underlying revenue for comparability purposes. Details on these items are provided in the reconciliation of non-GAAP revenue to GAAP revenue tables included in this release.

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures
Three Months Ended December 31
(Millions) (Unaudited)

Overview
The Company reports its financial results in accordance with accounting principles generally accepted in the United States (referred to in this release as in accordance with "GAAP" or "reported" results). The Company also refers to and presents certain additional non-GAAP financial measures, within the meaning of Regulation G and item 10(e) Regulation S-K in accordance with the Securities Exchange Act of 1934. These measures are: non-GAAP revenue, adjusted operating income (loss), adjusted operating margin, adjusted income, net of tax and adjusted earnings per share (EPS). The Company has included reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated in accordance with GAAP in the following tables.

The Company believes these non-GAAP financial measures provide useful supplemental information that enables investors to better compare the Company’s performance across periods. Management also uses these measures internally to assess the operating performance of its businesses and to decide how to allocate resources. However, investors should not consider these non-GAAP measures in isolation from, or as a substitute for, the financial information that the Company reports in accordance with GAAP. The Company's non-GAAP measures include adjustments that reflect how management views its businesses, and may differ from similarly titled non-GAAP measures presented by other companies.
Adjusted Operating Income (Loss) and Adjusted Operating Margin
Adjusted operating income (loss) is calculated by excluding the impact of certain noteworthy items from the Company's GAAP operating income (loss). The following tables identify these noteworthy items and reconcile adjusted operating income (loss) to GAAP operating income (loss), on a consolidated and reportable segment basis, for the three and twelve months ended December 31, 2023 and 2022. The following tables also present adjusted operating margin. For the three and twelve months ended December 31, 2023 and 2022, adjusted operating margin is calculated by dividing the sum of adjusted operating income and identified intangible asset amortization by consolidated or segment adjusted revenue. The Company's adjusted revenue used in the determination of adjusted operating margin is calculated by excluding the impact of certain noteworthy items from the Company's GAAP revenue.

	Risk & Insurance Services	Consulting	Corporate/ Eliminations	Total
Three Months Ended December 31, 2023
Operating income (loss)	$753	$443	$(93)	$1,103
Operating margin	23.0%	19.2%	N/A	19.9%
Add (deduct) impact of noteworthy items:
Restructuring, excluding JLT (a)	79	29	14	122
Changes in fair value of contingent consideration	7	1	—	8
JLT integration and restructuring costs (b)	9	—	—	9
Legal settlement (c)	(58)	—	—	(58)
Westpac acquisition and integration related costs	—	7	—	7
Other	1	—	1	2
Operating income adjustments	38	37	15	90
Adjusted operating income (loss)	$791	$480	$(78)	$1,193
Total identified intangible amortization expense	$76	$10	$—	$86
Adjusted operating margin	27.0%	21.3%	N/A	23.3%

Three Months Ended December 31, 2022
Operating income (loss)	$472	$336	$(128)	$680
Operating margin	16.0%	16.0%	N/A	13.5%
Add (deduct) impact of noteworthy items:
Restructuring, excluding JLT (a)	119	54	60	233
Changes in fair value of contingent consideration	11	—	—	11
JLT integration and restructuring costs (b)	91	6	—	97
Westpac acquisition and integration related costs	—	13	—	13
JLT legacy legal charges	—	(2)	—	(2)
Disposal of businesses	(8)	—	—	(8)
Operating income adjustments	213	71	60	344
Adjusted operating income (loss)	$685	$407	$(68)	$1,024
Total identified intangible amortization expense	$68	$12	$—	$80
Adjusted operating margin	25.6%	20.0%	N/A	22.0%

(a)Costs primarily includes severance and lease exit charges for activities focused on workforce actions, rationalization of technology and functional resources, and reductions in real estate.
(b)Reflects adjustments to restructuring liabilities for lease exit charges for a legacy JLT U.K. location.
(c)Reflects a legal settlement with a competitor, excluding legal fees. The amount is included in revenue in the consolidated statements of income and excluded from non-GAAP revenue and adjusted revenue used in the calculation of adjusted operating margin.

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures
Twelve Months Ended December 31
(Millions) (Unaudited)

	Risk & Insurance Services	Consulting	Corporate/ Eliminations	Total
Twelve Months Ended December 31, 2023
Operating income (loss)	$3,945	$1,666	$(329)	$5,282
Operating margin	28.0%	19.1%	N/A	23.2%
Add (deduct) impact of noteworthy items:
Restructuring, excluding JLT (a)	146	62	62	270
Changes in fair value of contingent consideration	27	2	—	29
JLT integration and restructuring costs (b)	31	—	—	31
JLT legacy legal charges (c)	—	(51)	—	(51)
Disposal of businesses (d)	—	17	—	17
Legal settlement (e)	(58)	—	—	(58)
Westpac acquisition and integration related costs	—	39	—	39
Other	2	1	1	4
Operating income adjustments	148	70	63	281
Adjusted operating income (loss)	$4,093	$1,736	$(266)	$5,563
Total identified intangible amortization expense	$297	$46	$—	$343
Adjusted operating margin	31.3%	20.4%	N/A	26.0%

Twelve Months Ended December 31, 2022
Operating income (loss)	$3,089	$1,553	$(362)	$4,280
Operating margin	24.4%	19.1%	N/A	20.7%
Add (deduct) impact of noteworthy items:
Restructuring, excluding JLT (a)	157	61	94	312
Changes in fair value of contingent consideration	44	5	—	49
JLT integration and restructuring costs (b)	97	16	2	115
JLT legacy legal charges (c)	14	(13)	—	1
JLT acquisition related costs	24	1	3	28
Disposal of businesses (d)	(8)	(114)	—	(122)
Legal claims (f)	30	—	—	30
Westpac acquisition and integration related costs	—	21	—	21
Deconsolidation of Russian businesses and other related charges (g)	42	10	—	52
Operating income adjustments	400	(13)	99	486
Adjusted operating income (loss)	$3,489	$1,540	$(263)	$4,766
Total identified intangible amortization expense	$291	$47	$—	$338
Adjusted operating margin	29.8%	19.7%	N/A	24.7%

(a)Costs primarily includes severance and lease exit charges for activities focused on workforce actions, rationalization of technology and functional resources, and reductions in real estate. Costs also reflect charges for Marsh's operational excellence program.
(b)Reflects adjustments to restructuring liabilities for lease exit charges for a legacy JLT U.K. location.
(c)Insurance and indemnity recoveries for a legacy JLT E&O matter relating to suitability of advice provided to individuals for defined benefit pension transfers in the U.K.
(d)Loss on sale of an individual financial advisory business in Canada. In 2022, the amount reflects a gain of $112 million on the sale of the Mercer U.S. affinity business. These amounts are included in revenue in the consolidated statements of income and excluded from non-GAAP revenue and adjusted revenue used in the calculation of adjusted operating margin.
(e)Reflects a legal settlement with a competitor, excluding legal fees. The amount is included in revenue in the consolidated statements of income and excluded from non-GAAP revenue and adjusted revenue used in the calculation of adjusted operating margin.
(f)Settlement charges and legal costs related to strategic recruiting.
(g)Loss on deconsolidation of $39 million is included in revenue in the consolidated statements of income and excluded from non-GAAP revenue and adjusted revenue used in the calculation of adjusted operating margin. The remaining expenses of $13 million are included in other operating expenses in the consolidated statements of income.

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures
Three and Twelve Months Ended December 31
(In millions, except per share data)
(Unaudited)
Adjusted income, net of tax is calculated as the Company's GAAP income from continuing operations, adjusted to reflect the after tax impact of the operating income adjustments in the preceding tables and the additional items listed below. Adjusted EPS is calculated by dividing the Company’s adjusted income, net of tax, by the average number of shares outstanding-diluted for the relevant period. The following tables reconcile adjusted income, net of tax to GAAP income from continuing operations and adjusted EPS to GAAP EPS for the three and twelve months ended December 31, 2023 and 2022.

	Three Months Ended December 31, 2023			Three Months Ended December 31, 2022
	Amount		Adjusted EPS	Amount		Adjusted EPS
Net income before non-controlling interests, as reported		$765			$471
Less: Non-controlling interest, net of tax		9			5
Subtotal		$756	$1.52		$466	$0.93
Operating income adjustments	$90			$344
Investments adjustment	—			1
Pension settlement adjustment	—			1
Income tax effect of adjustments (a)	(8)			(77)
		82	0.16		269	0.54
Adjusted income, net of tax		$838	$1.68		$735	$1.47

	Twelve Months Ended December 31, 2023			Twelve Months Ended December 31, 2022
	Amount		Adjusted EPS	Amount		Adjusted EPS
Net income before non-controlling interests, as reported		$3,802			$3,087
Less: Non-controlling interest, net of tax		46			37
Subtotal		$3,756	$7.53		$3,050	$6.04
Operating income adjustments	$281			$486
Investments adjustment	2			(3)
Pension settlement adjustment	—			2
Income tax effect of adjustments (a)	(53)			(78)
		230	0.46		407	0.81
Adjusted income, net of tax		$3,986	$7.99		$3,457	$6.85

(a)For items with an income tax impact, the tax effect was calculated using an effective tax rate based on the tax jurisdiction for each item.

Marsh & McLennan Companies, Inc.
Supplemental Information
Three and Twelve Months Ended December 31
(Millions) (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Consolidated
Compensation and benefits	$3,268	$3,038	$13,099	$12,071
Other operating expenses	1,183	1,304	4,355	4,369
Total expenses	$4,451	$4,342	$17,454	$16,440

Depreciation and amortization expense	$100	$122	$370	$381
Identified intangible amortization expense	86	80	343	338
Total	$186	$202	$713	$719

Risk and Insurance Services
Compensation and benefits (a)	$1,868	$1,742	$7,702	$7,101
Other operating expenses (a)	650	731	2,442	2,455
Total expenses	$2,518	$2,473	$10,144	$9,556

Depreciation and amortization expense	$55	$55	$190	$178
Identified intangible amortization expense	76	68	297	291
Total	$131	$123	$487	$469

Consulting
Compensation and benefits (a)	$1,362	$1,261	$5,249	$4,827
Other operating expenses (a)	495	497	1,794	1,759
Total expenses	$1,857	$1,758	$7,043	$6,586

Depreciation and amortization expense	$28	$32	$106	$111
Identified intangible amortization expense	10	12	46	47
Total	$38	$44	$152	$158
(a)In the fourth quarter of 2023, the Company reclassified certain amounts between Compensation and benefits and Other operating expenses for each reporting segment. The reclassification had no impact on consolidated or reporting segment total expenses. Prior period amounts were reclassified for comparability purposes.

Marsh & McLennan Companies, Inc.
Consolidated Balance Sheets
(Millions) (Unaudited)

	December 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$3,358	$1,442
Cash and cash equivalents held in a fiduciary capacity (a)	10,794	10,660
Net receivables	6,418	5,852
Other current assets	1,178	1,005
Total current assets	21,748	18,959

Goodwill and intangible assets	19,861	18,788
Fixed assets, net	882	871
Pension related assets	2,051	2,127
Right of use assets	1,541	1,562
Deferred tax assets	357	358
Other assets	1,590	1,449
TOTAL ASSETS	$48,030	$44,114

LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$1,619	$268
Accounts payable and accrued liabilities	3,403	3,278
Accrued compensation and employee benefits	3,346	3,095
Current lease liabilities	312	310
Accrued income taxes	321	221
Fiduciary liabilities (a)	10,794	10,660
Total current liabilities	19,795	17,832

Long-term debt	11,844	11,227
Pension, post-retirement and post-employment benefits	779	921
Long-term lease liabilities	1,661	1,667
Liabilities for errors and omissions	314	355
Other liabilities	1,267	1,363

Total equity	12,370	10,749
TOTAL LIABILITIES AND EQUITY	$48,030	$44,114
(a)In the second quarter of 2023, the Company changed the presentation of fiduciary assets and liabilities on the consolidated balance sheets. Cash and cash equivalents held in a fiduciary capacity was reclassified from an offset to fiduciary liabilities to current assets, with the corresponding fiduciary liabilities reclassified to current liabilities. The presentation in the December 31, 2022 consolidated balance sheet was conformed to the current presentation.

Marsh & McLennan Companies, Inc.
Consolidated Statements of Cash Flows
(Millions) (Unaudited)

	For the Years Ended December 31,
	2023	2022
Operating cash flows:
Net income before non-controlling interests	$3,802	$3,087
Adjustments to reconcile net income to cash provided by operations:
Depreciation and amortization	713	719
Non-cash lease expense	288	404
Deconsolidation of Russian businesses	—	39
Gain on consolidation of entity	—	(2)
Share-based compensation expense	363	367
Dispositions, changes to contingent consideration and net gain on investments	—	(137)

Changes in assets and liabilities:
Accrued compensation and employee benefits	195	171
Provision for taxes, net of payments and refunds	105	(54)
Net receivables	(467)	(492)
Other changes to assets and liabilities	(90)	71
Contributions to pension and other benefit plans in excess of current year credit	(335)	(385)
Operating lease liabilities	(316)	(323)
Net cash provided by operations	4,258	3,465
Financing cash flows:
Purchase of treasury shares	(1,150)	(1,950)
Proceeds from issuance of debt	2,169	984
Repayments of debt	(266)	(365)
Net issuance of common stock from treasury shares	51	(72)
Net distributions from non-controlling interests and deferred/contingent consideration	(370)	(189)
Dividends paid	(1,298)	(1,138)
Change in fiduciary liabilities	(255)	1,684
Net cash used for financing activities	(1,119)	(1,046)
Investing cash flows:
Capital expenditures	(416)	(470)
Net purchases of long term investments and other	(46)	(13)
Sales of long term investments	38	86
Dispositions	(17)	119
Acquisitions, net of cash and cash held in a fiduciary capacity acquired	(976)	(572)
Net cash used for investing activities	(1,417)	(850)
Effect of exchange rate changes on cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity	328	(841)
Increase in cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity	2,050	728
Cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity at beginning of year	12,102	11,374
Cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity at end of year	$14,152	$12,102

Reconciliation of cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity to the Consolidated Balance Sheets
Balance at December 31,	2023	2022
(In millions)
Cash and cash equivalents	$3,358	$1,442
Cash and cash equivalents held in a fiduciary capacity	10,794	10,660
Total cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity	$14,152	$12,102

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures
Three Months Ended December 31
(Millions) (Unaudited)
Non-GAAP revenue isolates the impact of foreign exchange rate movements and certain transaction-related items from the current period GAAP revenue. The non-GAAP revenue measure is presented on a constant currency basis, excluding the impact of foreign currency fluctuations. The Company isolates the impact of foreign exchange rate movements period over period, by translating the current period foreign currency GAAP revenue into U.S. Dollars based on the difference in the current and corresponding prior period exchange rates. Similarly, certain other items such as acquisitions and dispositions, including transfers among businesses, may impact period over period comparisons of revenue and are consistently excluded from current and prior period GAAP revenues for comparability purposes. Percentage changes, referred to as non-GAAP underlying revenue, are calculated by dividing the period over period change in non-GAAP revenue by the prior period non-GAAP revenue.
The following table provides the reconciliation of GAAP revenue to non-GAAP revenue:

	2023				2022
Three Months Ended December 31,	GAAP Revenue	Currency Impact	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue	GAAP Revenue	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue
Risk and Insurance Services
Marsh	$2,896	$(12)	$(30)	$2,854	$2,711	$(10)	$2,701
Guy Carpenter (a)	252	(4)	(62)	186	171	—	171
Subtotal	3,148	(16)	(92)	3,040	2,882	(10)	2,872
Fiduciary Interest Income	123	(1)	—	122	63	—	63
Total Risk and Insurance Services	3,271	(17)	(92)	3,162	2,945	(10)	2,935
Consulting
Mercer (b)	1,444	(21)	—	1,423	1,329	24	1,353
Oliver Wyman Group	856	(14)	(8)	834	765	—	765
Total Consulting	2,300	(35)	(8)	2,257	2,094	24	2,118
Corporate Eliminations	(17)	—	—	(17)	(17)	—	(17)
Total Revenue	$5,554	$(52)	$(100)	$5,402	$5,022	$14	$5,036
Revenue Details
The following table provides more detailed revenue information for certain of the components presented above:

	2023				2022
Three Months Ended December 31,	GAAP Revenue	Currency Impact	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue	GAAP Revenue	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue
Marsh:
EMEA (c)	$780	$(20)	$—	$760	$733	$(8)	$725
Asia Pacific (c)	315	2	(1)	316	288	—	288
Latin America	173	6	—	179	162	—	162
Total International	1,268	(12)	(1)	1,255	1,183	(8)	1,175
U.S./Canada	1,628	—	(29)	1,599	1,528	(2)	1,526
Total Marsh	$2,896	$(12)	$(30)	$2,854	$2,711	$(10)	$2,701
Mercer:
Wealth (b)	$654	$(13)	$—	$641	$591	$24	$615
Health	502	(6)	(1)	495	455	—	455
Career	288	(2)	1	287	283	—	283
Total Mercer	$1,444	$(21)	$—	$1,423	$1,329	$24	$1,353

(a)Acquisitions, dispositions, and other in 2023 includes a gain from a legal settlement with a competitor of $58 million, excluding legal fees.
(b)Acquisitions, dispositions, and other in 2022 includes revenue from the Westpac superannuation fund transaction in Wealth.
(c)In the first quarter of 2023, the Company began reporting the Marsh India operations in EMEA. Prior year results for India have been reclassified from Asia Pacific to EMEA for comparative purposes.

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures
Twelve Months Ended December 31
(Millions) (Unaudited)
The following table provides the reconciliation of GAAP revenue to Non-GAAP revenue:

	2023				2022
Twelve Months Ended December 31,	GAAP Revenue	Currency Impact	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue	GAAP Revenue	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue
Risk and Insurance Services
Marsh (a)	$11,378	$70	$(109)	$11,339	$10,505	$5	$10,510
Guy Carpenter (b)	2,258	16	(80)	2,194	2,020	(19)	2,001
Subtotal	13,636	86	(189)	13,533	12,525	(14)	12,511
Fiduciary Interest Income	453	1	—	454	120	—	120
Total Risk and Insurance Services	14,089	87	(189)	13,987	12,645	(14)	12,631
Consulting
Mercer (c)	5,587	23	11	5,621	5,345	(68)	5,277
Oliver Wyman Group (a)	3,122	(15)	(79)	3,028	2,794	11	2,805
Total Consulting	8,709	8	(68)	8,649	8,139	(57)	8,082
Corporate Eliminations	(62)	—	—	(62)	(64)	—	(64)
Total Revenue	$22,736	$95	$(257)	$22,574	$20,720	$(71)	$20,649
Revenue Details
The following table provides more detailed revenue information for certain of the components presented above:

	2023				2022
Twelve Months Ended December 31,	GAAP Revenue	Currency Impact	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue	GAAP Revenue	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue
Marsh:
EMEA (a) (d)	$3,262	$12	$(6)	$3,268	$2,997	$8	$3,005
Asia Pacific (d)	1,295	37	(5)	1,327	1,215	—	1,215
Latin America	559	6	1	566	502	—	502
Total International	5,116	55	(10)	5,161	4,714	8	4,722
U.S./Canada	6,262	15	(99)	6,178	5,791	(3)	5,788
Total Marsh	$11,378	$70	$(109)	$11,339	$10,505	$5	$10,510
Mercer:
Wealth (c)	$2,507	$11	$19	$2,537	$2,366	$69	$2,435
Health (c)	2,061	4	(2)	2,063	2,017	(137)	1,880
Career	1,019	8	(6)	1,021	962	—	962
Total Mercer	$5,587	$23	$11	$5,621	$5,345	$(68)	$5,277

(a)Acquisitions, dispositions, and other in 2022 includes the loss on deconsolidation of the Company's Russian businesses at Marsh of $27 million and Oliver Wyman Group of $12 million.
(b) Acquisitions, dispositions, and other in 2023 includes a gain from a legal settlement with a competitor of $58 million, excluding legal fees.
(c)Acquisitions, dispositions, and other in 2022 includes revenue from the Westpac superannuation fund transaction in Wealth and a gain from the sale of the Mercer U.S. affinity business of $112 million in Health. Results for 2023 in Wealth include the loss on sale of an individual financial advisory business in Canada of $17 million.
(d)In the first quarter of 2023, the Company began reporting the Marsh India operations in EMEA. Prior year results for India have been reclassified from Asia Pacific to EMEA for comparative purposes.